Exhibit 99.1

Remora Capital Corporation Shareholders:

On September 5, 2025, each of Remora Capital Partners I, LP (“Fund I”), Remora Capital Partners II, LP (“Fund II”), Remora Capital Partners I QP LP (“Fund I QP”), and Remora Capital Partners II QP, LP (“Fund II QP” and collectively with Fund I, Fund II, and Fund I QP, the “Funds”) merged (the “Mergers”) with and into Remora Capital Corporation (the “Company” or “we”). As a result of the Mergers, the Company issued 16,213,447 shares of common stock, 332,696 shares of preferred stock, and acquired a portfolio of assets consisting of $244 million of principal amount of loans to 82 borrowers (including undrawn commitments of revolving credit facilities and delayed draw term loans), cash and other assets totaling $262 million, which had an aggregate net asset value (“NAV”) of $165 million. Therefore, each limited partners’ NAV in the Funds converted pro-rata into approximately 98% common shares and 2% preferred shares of the Company. After the Mergers, the Company elected to be regulated as a business development corporation (“BDC”) and commenced operations. We are grateful for your support as we completed this process.

Although there are certain costs, which we discuss below, we believe operating as a BDC provides many advantages to our shareholders. One immediate benefit was the opportunity to refinance our legacy revolving credit facility at Truist Bank with a new credit facility with Atlas Securitized Products Administration, L.P. (the “Atlas Credit Facility”), an affiliate of Apollo Global Management. This new facility has $150 million of initial commitments, a committed accordion feature pursuant to which the commitments may be increased to $250 million, at our option, and an uncommitted accordion feature that allows for commitments up to $500 million from new and existing lenders on the same terms as the existing commitments, subject to market conditions. Advances under the Atlas Credit Facility bear interest at one-month Term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 2.00% during the revolving period, which is 46 basis points less than our previous facility’s weighted average borrowing cost.

During the quarter ended September 30, 2025, we also added Crescent Capital Group LP (“Crescent”) as a new sub-advisor to the BDC. Since 1992, Crescent, a global credit investment manager with $48 billion of assets under management as of September 30, 2025, has deployed more than $45 billion across over 650 private credit transactions, partnering with over 295 sponsors to provide direct lending solutions. Members of our investment team have known and worked with some of senior members of the Crescent team for decades. We respect their investment acumen and track record. We expect that this new partnership will enable us to continue to diversify our sourcing and loan servicing arrangements and broaden our access to quality lending opportunities to prudently deploy the fund’s capital.

Another benefit of conversion into a BDC to our shareholders is that the Company is a public reporting company and filed its first quarterly report on Form 10-Q with the Securities and Exchange Commission (“SEC”). When reviewing our financial performance as presented on our Form 10-Q for September 30, 2025, we feel it is important for our shareholders to recognize that the financial results reflect only the period of time from commencement of operations - post-Mergers - from September 5, 2025 to September 30, 2025. Prior to the Mergers, each of the Funds made a distribution to its limited partners earlier than normal, on or about September 4, 2025, which represented income earned for the period of July 1, 2025 to September 5, 2025. On or about November 7, 2025, the Company issued a dividend to both the common and preferred shareholders representing the Company’s net investment income for the period from September 6, 2025 to September 30, 2025. Given the timing of the Mergers, the net investment income reflected in the Form 10-Q represented only the period of September 5, 2025 to September 30, 2025.

In addition to the shortened 26-day period of operations, reflected in our financial results for the third quarter, there were several one-time, non-recurring expenses. As examples, the Company incurred a non-cash write-off of unamortized organizational costs from the acquired private Funds and non-cash deferred financing cost amortization that was accelerated by the refinancing and issuance of the Atlas Credit Facility. These non-recurring charges served as a temporary headwind to our Q3 net returns. On an annualized basis, without annualizing these and other one-time costs incurred during the period, the Company’s ratio of net investment income to average net assets applicable to common shares was equal to 8.00%. Taking the long view, we believe the BDC structure will be accretive to ongoing net returns. Growth and scale of the fund’s assets will enable us to further diversify the portfolio and to spread fixed operating expenses across a larger capital base, which benefits our shareholders.

As of September 30, 2025, the fair value of the investment portfolio totaled $238 million invested in first lien senior secured floating-rate loans with a weighted average spread over the applicable SOFR of 5.76% (the weighted average contractual interest rate was 9.79%). Remora continues to build a defensive and diversified portfolio of middle market corporate loans that are 100% sponsor-backed with maintenance covenants.

We believe Remora is well situated to withstand macroeconomic disruptions. Interest income is generated across 82 U.S. domiciled borrowers, with an emphasis on non-cyclical businesses and industries. In our opinion, the borrowers across the portfolio maintain resilient business models that demonstrate strong recurring revenue, high switching costs and/or strong competitive market share. As of September 30, 2025, our loan portfolio was 100.0% first lien, senior secured with material capital invested below our loans from strong, middle market private equity sponsors at a weighted average loan-to-value (“LTV”) of only 42.7%. Remora’s borrowers have a portfolio average Adjusted EBITDA of $33M1. Our credit metrics remain conservative relative to the market at an average of 4.2x Net Senior Debt/Adjusted EBITDA2. Based on our research we believe this compares to a core middle market average of >5.0x and upper middle market average of >6.0x3.

Thank you for your continued trust and investment partnership with Remora Capital Partners. We encourage you to review our public filings for additional detail: https://www.sec.gov/edgar/browse/?CIK=2045370

In conjunction with the BDC conversion, U.S. Bank Global Fund Services is our new fund administrator. Our investor updates, your statements, tax statements (1099s) and distribution information will be accessible through its’ portal, which can be viewed online at https://globalfundsvcs.com/remora.

If you need help accessing the Remora Capital Partners investor portal, please contact U.S. Bank Global Fund Services at 888-786-6310.

Regards,

Your Remora Capital Corporation Team including Daniel Mafrice, Joe Altman and Chris Kyriopoulos

IMPORTANT LEGAL DISCLOSURES

About Remora Capital Corporation

Remora Capital Corporation (“RCC” or the “Company”) is an externally managed, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company is managed by Remora Capital Management, LLC (“Remora,” “RCM” or the “Manager”), a registered investment adviser under the Investment Advisers Act of 1940, as amended.

Important Disclosure Regarding Forward-Looking Statements

This document contains forward-looking statements that may include statements, express or implied, regarding current expectations, estimates, projections, opinions and beliefs of the Fund, as well as the assumptions on which those statements are based. Words such as “believes”, “expects”, “endeavors”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, “assumes”, “target”, “potential”, “should” and “objective” and variations of such words and similar words also identify forward-looking statements. Such statements involve a number of known and unknown risks, uncertainties and other factors, and accordingly, actual results may differ materially. There can be no assurance that the Fund will be able to implement its investment strategy, achieve its investment objectives and be able to construct a portfolio similar to the Fund designs presented herein.

Footnotes

1.	Represents pro forma adjusted latest twelve months’ adjusted EBITDA, which includes the performance of acquisitions and other non-recurring adjustments.

2.	Portfolio weighted average total net leverage multiples represent last dollar of invested debt capital (net of cash) as a multiple of Adjusted EBITDA.

3.	Remora defines the core middle market as borrowers with EBITDA of between $7.5 million - $50 million and the upper middle market as borrowers with EBITDA >$50 million.

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